                                                                    Exhibit 4.17

                           CALCULATION AGENT AGREEMENT

         THIS CALCULATION AGENT AGREEMENT dated as of March 6, 2002 between Weyerhaeuser Company, a Washington corporation (hereinafter called the "Issuer"), and JPMorgan Chase Bank, a New York banking corporation (hereinafter sometimes called the "Calculation Agent" which term shall, unless the context shall otherwise require, include its successors and assigns), having its principal corporate trust office at 450 West 33rd Street, New York, New York 10001.

Recitals of the Issuer

         The Issuer proposes to issue from time to time debt securities ("Securities") under an Indenture dated as of April 1, 1986, as amended and supplemented by the First Supplemental Indenture dated as of February 15, 1991, the Second Supplemental Indenture dated as of February 1, 1993, the Third Supplemental Indenture dated as of October 22, 2001, and the Fourth Supplemental Indenture to be dated as of March 12, 2002 (as so amended and supplemented and as the same may be further amended or supplemented from time to time, the "Indenture"), between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee. Capitalized terms used in this Agreement and not otherwise defined herein are used as defined in the Indenture. Certain of the Securities may bear interest at one or more floating rates determined by reference to an interest rate formula (the "Floating Rate Securities") and the Issuer desires to engage the Calculation Agent to perform certain services in connection therewith, including in connection with a series of Floating Rate Securities designated as its "Floating Rate Notes due 2003" (the "Floating Rate Notes due 2003") that the Issuer proposes to issue.

         NOW IT IS HEREBY AGREED THAT:

                  1. The Issuer hereby appoints JPMorgan Chase Bank as Calculation Agent for the Floating Rate Securities, upon the terms and subject to the conditions herein mentioned, subject to the Issuer's right to designate a different party as Calculation Agent for all or any series of Floating Rate Securities, and JPMorgan Chase Bank hereby accepts such appointment. This appointment shall apply only to the Floating Rate Notes due 2003 and to any other series of Floating Rate Securities for which no other Calculation Agent is designated in the applicable prospectus, prospectus supplement, offering memorandum or other similar offering document relating to the Floating Rate Securities of such series and the term "Floating Rate Securities" in this Agreement shall mean only the Floating Rate Notes due 2003 and any other series of Floating Rate Securities as to which this appointment applies. Subject to the foregoing, the Calculation Agent shall act as an agent of the Issuer for the purpose of determining the interest rate or rates on the Floating Rate Securities.

                  2. The Issuer agrees to deliver to the Calculation Agent, prior to the earlier of (a) the date of original issuance of the Floating Rate Securities of any series and (b) the first Interest Determination Date (as hereinafter defined) with respect to the Floating Rate Securities of such series, copies of the proposed form or forms, as the case may be, of the Securities of such series, including copies of the terms and conditions relating to the determination of the interest rate thereunder. As used in this Agreement, the term "Interest Determination Date" shall mean, with respect to the Floating Rate Securities of any series, any date as of which the interest rate on the Floating Rate Securities is to be determined in accordance with the terms of such Floating Rate Securities and the Indenture. The Issuer shall not issue any Floating Rate Security prior to the receipt of confirmation from the Calculation Agent of its acceptance of the proposed form of such Security. The Calculation Agent hereby acknowledges that it has received copies of the proposed form of the Floating Rate Notes due 2003 and accepts such proposed form. The Calculation Agent agrees that it will calculate the interest rate on the Floating Rate Notes due 2003 on each Interest Determination Date for such notes.

                  3. The Issuer shall notify the Calculation Agent of the original issuance of the Floating Rate Securities of any series prior to the date of original issuance thereof and, at the time of such original issuance or, if earlier, prior to the first Interest Determination Date with respect to the Floating Rate Securities of such series, shall deliver to the Calculation Agent the information required to be provided by the Issuer for the calculation of the applicable interest rate or rates thereunder. The Calculation Agent acknowledges that the Issuer has notified the Calculation Agent of the issuance of the Floating Rate Notes due 2003 and has delivered to the Calculation Agent the information required by the preceding sentence. The Calculation Agent shall calculate the applicable interest rates for Floating Rate Securities of each series in accordance with the terms of such Securities, the Indenture and the provisions of this Agreement and, without limitation to the foregoing, the Calculation Agent shall calculate such interest rate on the respective "calculation dates" or other similar dates, if any, specified by the terms of such Securities and the Indenture.

                  4. Upon the determination of an interest rate applicable to a Floating Rate Security, the Calculation Agent shall promptly notify the Issuer, the Trustee and any paying agent of such interest rate. Upon the request of the Holder of a Floating Rate Security, the Calculation Agent shall advise such Holder of the interest rate then in effect and, if then determined, the interest rate that will become effective as of the next succeeding date on which the interest rate on such Floating Rate Note is to be reset. The provisions of the immediately preceding sentence shall inure to the benefit of the Holders of the Floating Rate Securities from time to time, as third party beneficiaries, and may be enforced by such Holders.

                  5. The Issuer will pay such compensation as shall be agreed upon with the Calculation Agent and the out-of-pocket expenses, including reasonable counsel fees, incurred by the Calculation Agent in connection with its duties hereunder, upon receipt of such invoices as the Issuer shall reasonably require.

                  6. Notwithstanding any satisfaction or discharge of the Securities or the Indenture, the Issuer will indemnify the Calculation Agent against any losses, liabilities, costs, claims, actions or demands which it may incur or sustain or which may be made against it in connection with its appointment or the exercise of its powers and duties hereunder as well as the reasonable costs, including the reasonable expenses and fees of counsel in defending any claim, action or demand, except such as may result from the gross negligence, willful misconduct or bad faith of the Calculation Agent or any of its employees or agents. The Calculation Agent shall give the Issuer prompt notice of any such claim, action or demand known to it, but failure to do so shall not affect the indemnity provided hereby. Except as provided in the preceding sentence, the Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Issuer for, or in respect of, any actions taken or suffered to be taken in good faith by the Calculation Agent in reliance upon (i) the written opinion or advice of counsel or (ii) written instructions from an officer of the Issuer.

                  7. The Calculation Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Issuer agrees:

                           (i) in acting under this Agreement and in connection
                  with the Floating Rate Securities, the Calculation Agent, acting as agent for the Issuer, does not assume any obligation toward, or any relationship of agency or trust for or with, any of the Holders of such Floating Rate Securities, except as set forth in the last sentence of Section 4 above;

                           (ii) unless herein otherwise specifically provided,
                  any order, certificate, notice, request or communication from the Issuer made or given under any provisions of this Agreement shall be sufficient if signed by any person whom the Calculation Agent reasonably believes to be a duly authorized officer or attorney-in-fact of the Issuer;

                           (iii) the Calculation Agent shall be obligated to
                  perform only such duties as are set forth specifically herein, in the Floating Rate Securities or in the Indenture and any duties necessarily incidental thereto;

                           (iv) the Calculation Agent shall be protected and
                  shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon any provision contained in a Floating Rate Security, the Indenture or any information supplied to it by an officer of the Issuer pursuant to this Agreement, including the information to be supplied pursuant to paragraph 3 above;

                           (v) the Calculation Agent, whether acting for itself
                  or in any other capacity, may become the owner or pledgee of Securities with the same rights as it would have had if it were not acting hereunder as Calculation Agent;

                           (vi) the Calculation Agent shall incur no liability
                  hereunder except for loss sustained by reason of its or its employees' or agents' gross negligence, willful misconduct or bad faith; and

                           (vii) in no event shall the Calculation Agent be
                  liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Calculation Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  8. (a) The Issuer agrees to notify the Calculation Agent at least three Business Days prior to the earlier of (i) the original issuance of Floating Rate Securities of any series with an interest rate to be determined by any formula that would require the Calculation Agent to select banks or other financial institutions (the "Reference Banks") for purposes of quoting rates and (ii) the first Interest Determination Date therefor. Immediately prior to seeking such quotes from such Reference Banks, the Calculation Agent will notify the Issuer and the Trustee of the names and addresses of such Reference Banks. The Calculation Agent shall not be responsible to the Issuer or any third party for any failure of the Reference Banks to fulfill their duties or meet their obligations as Reference Banks or as a result of the Calculation Agent having acted (except in the event of gross negligence, wilful misconduct or bad faith) on any quotation or other information given by any Reference Bank which subsequently may be found to be incorrect.

                  (b) Except as provided below, the Calculation Agent may at any time resign as Calculation Agent by giving written notice to the Issuer and the Trustee of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such notice shall be given not less than 60 days prior to the said effective date unless the Issuer agrees in writing. The Calculation Agent may be removed by the filing with it and the Trustee of an instrument in writing signed by the Issuer specifying such removal and the date when it shall become effective. Any resignation or removal of the Calculation Agent shall take effect only upon:

                           (i) the appointment by the Issuer as hereinafter
                  provided of a successor Calculation Agent; and

                           (ii) the acceptance of such appointment by such
                  successor Calculation Agent; provided, however, that in the event the Calculation Agent has given not less than 60 days' prior notice of its desired resignation, and during such 60 days there has not been acceptance by a successor Calculation Agent of its appointment as successor Calculation Agent, the Calculation Agent so resigning may petition any court of competent jurisdiction for the appointment of a successor Calculation Agent. The Issuer covenants that it shall appoint a successor Calculation Agent as soon as practicable after receipt of any notice of resignation hereunder. Upon its resignation or removal becoming effective, the retiring Calculation Agent shall be entitled to the payment of all compensation and the reimbursement of its expenses (including reasonable counsel fees) incurred by such retiring Calculation Agent, in accordance with paragraph 5 hereof, to the date such resignation or removal becomes effective.

                  (c) If at any time the Calculation Agent shall resign or be removed, or shall become incapable of acting or shall be adjudged bankrupt or insolvent, or liquidated or dissolved, or an order is made or an effective resolution is passed to wind up the Calculation Agent, or if the Calculation Agent shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors, or shall consent to the appointment of a receiver, administrator or other similar official of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver, administrator or other similar official of the Calculation Agent or of all or any substantial part of its property shall be appointed, or if any order of any court shall be entered approving any petition filed by or against the Calculation Agent under the provisions of any applicable bankruptcy or insolvency law, or if any public officer shall take charge or control of the Calculation Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then a successor Calculation Agent shall be appointed by the Issuer by an instrument in writing filed with the predecessor Calculation Agent, the successor Calculation Agent and the Trustee. Upon the appointment as aforesaid of a successor Calculation Agent and acceptance by the latter of such appointment the former Calculation Agent shall cease to be Calculation Agent hereunder.

                  (d) Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor, the Issuer and the Trustee an instrument accepting such appointment hereunder, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, immunities, duties and obligations of such predecessor with like effect as if originally named as the Calculation Agent hereunder, and such predecessor shall thereupon become obliged to transfer and deliver, and such successor Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.

                  (e) Any corporation into which the Calculation Agent may be merged or converted or any corporation with which the Calculation Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party shall, to the extent permitted by applicable law, be the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion or consolidation shall forthwith be given to the Issuer and the Trustee.

                  (f) The provisions of paragraph 6 hereof shall survive any resignation or removal hereunder.

                  9. Any notice required to be given hereunder shall be delivered in person or by overnight courier, sent by letter or telecopy or communicated by telephone (subject, in the case of communication by telephone, to confirmation dispatched within two Business Days by letter or telecopy), in the case of the Issuer, to it at Weyerhaeuser Company, P.O. Box 9777, Federal Way, Washington 98063-9777, Attention:
         Treasurer; in the case of the Calculation Agent, to it at the address set forth in the heading of this Agreement, Attention: Institutional Trust Services; in the case of the Trustee, to it at 450 West 33rd Street, New York, New York 10001, Attention: Institutional Trust Services; or, in any case, to any other address of which the party receiving notice shall have notified the party giving such notice in writing.

                  10. This Agreement may be amended only by a writing duly executed and delivered by each of the parties signing below.

                  11. The provisions of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  12. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the day and year first above written.


                                          WEYERHAEUSER COMPANY



                                          By:  _________________________________
                                               Name:  Jeffrey W. Nitta
                                               Title:  Treasurer



                                          JPMORGAN CHASE BANK



                                          By:  _________________________________
                                               Name:
                                               Title: